UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012 (August 29, 2012)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On August 29, 2012, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its third quarter ended July 31, 2012. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”):

(i)	net income attributable to the Company before special items on a consolidated basis, which is equal to net income attributable to the Company plus restructuring charges, acquisition-related costs and a non-cash intangible asset impairment charge, each item net of tax, on a consolidated basis;

(ii)	diluted earnings per Class A share and per Class B share before special items on a consolidated basis, which is equal to diluted earnings per Class A share and per Class B share, respectively, plus restructuring charges, acquisition-related costs and a non-cash intangible asset impairment charge, each item net of tax, on a consolidated basis;

(iii)	operating profit before special items on a consolidated basis, which is equal to operating profit plus restructuring charges, acquisition-related costs and a non-cash intangible asset impairment charge on a consolidated basis;

(iv)	EBITDA of the Company on a consolidated basis, which is equal to net income plus interest expense, net plus income tax expense less equity earnings of unconsolidated affiliates, net of tax plus depreciation, depletion and amortization on a consolidated basis;

(v)	EBITDA for each of the Company’s business segments, which is equal to a business segment’s operating profit less that segment’s other expense (income), net plus that segment’s depreciation, depletion and amortization expense, as applicable to that segment;

(vi)	EBITDA of the Company before special items on a consolidated basis, which is equal to EBITDA plus restructuring charges, acquisition-related costs and a non-cash intangible asset impairment charge on a consolidated basis;

(vii)	net working capital of the Company on a consolidated basis, which is equal to current assets less current liabilities less cash and cash equivalents on a consolidated basis;

(viii)	net debt of the Company on a consolidated basis, which is equal to long-term debt plus current portion of long-term debt plus short-term borrowings less cash and cash equivalents on a consolidated basis; and

(ix)	free cash flows of the Company on a consolidated basis, which is equal to cash provided by (used in) operating activities less purchases of properties, plants, equipment and timber properties.

Management of the Company uses the non-GAAP Measures to evaluate ongoing operations and believes that these non-GAAP Measures are useful to enable investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On August 30, 2012, management of the Company held a conference call with interested investors and financial analysts to discuss the Company’s financial results for its third quarter ended July 31, 2012. The file transcript is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01	Other Events.

Exhibit 99.3 to this Form 8-K includes certain quarterly statistical information for Greif, Inc. and its subsidiaries for the fiscal years ended October 31, 2010 and October 31, 2011 and the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012. This information is being disclosed under both Items 7.01 and 8.01 of this Form 8-K and shall be considered furnished under Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on August 29, 2012 announcing the financial results for its third quarter ended July 31, 2012.

99.2	File transcript of conference call held by management of Greif, Inc. on August 30, 2012.

99.3	Greif, Inc. – certain quarterly statistical information for the fiscal years ended October 31, 2010 and October 31, 2011 and the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: September 4, 2012	By	/s/ Robert M. McNutt
Robert M. McNutt, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on August 29, 2012 announcing the financial results for its third quarter ended July 31, 2012.

99.2	File transcript of conference call held by management of Greif, Inc. on August 30, 2012.

99.3	Greif, Inc. – certain quarterly statistical information for the fiscal years ended October 31, 2010 and October 31, 2011 and the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012.